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                                                                     Exhibit 8.1


June 1, 2004                                       Mayer, Brown, Rowe & Maw LLP
                                                      190 South La Salle Street
                                                  Chicago, Illinois  60603-3441

Ispat Inland Inc.                                       Main Tel (312) 782-0600
3210 Watling Street                                     Main Fax (312) 701-7711
East Chicago, Indiana 46312                              www.mayerbrownrowe.com


Re:   Exchange Offer


Ladies and Gentlemen:

We have acted as United States tax counsel to Ispat Inland ULC, a Nova Scotia unlimited liability company ("Ispat") in connection with the offer to exchange
(i) $150,000,000 of aggregate principal amount of Ispat's Senior Secured Floating Rate Notes due 2010 for any and all of Ispat's outstanding Senior Secured Floating Rate Notes due 2010 that have not been registered under the Securities Act of 1933 and (ii) $650,000,000 of aggregate principal amount of Ispat's 9 3/4% Senior Secured Notes due 2014 for any and all of Ispat's outstanding 9 3/4% Senior Secured Notes due 2014 that have not been registered under the Securities Act of 1933 (the "Exchange Offer"). Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the prospectus included as part of the registration statement on Form S-4 and F-4 filed with the Securities and Exchange Commission ("SEC") in respect of the Exchange Offer (the "Registration Statement").

You have requested our opinion concerning the discussion in the Registration Statement under the heading "Material Income Tax Considerations--Material United States Federal Income Tax Considerations." In preparing our opinion, we have reviewed the Registration Statement and such other documents as we believed necessary for purposes of delivering this opinion. Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations (the "Regulations"), and public administrative and judicial interpretations of the Code and the Regulations, all of which are subject to change, possibly with retroactive effect. In providing this opinion, we have assumed (without any independent investigation or review thereof) that (i) all representations, warranties and statements made in the Registration Statement will be true and accurate at all relevant times and (ii) the description of Exchange Offer in the Registration Statement is accurate and the Exchange Offer will be consummated in accordance with such description. A material change that is made after the date hereof in any of the foregoing bases for our opinion could adversely affect our conclusion.

Based upon and subject to the foregoing, it is our opinion that the discussion in the Registration Statement under the heading "Material Income Tax Considerations--Material United States Federal Income Tax Considerations," to the extent it constitutes matters of law, summaries of


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            Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

Mayer, Brown, Rowe & Maw LLP operates in combination with our associated English limited liability partnership in the offices listed above.
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Ispat Inland Inc
June 1, 2004
Page 2


legal matters, or legal conclusions, has been reviewed by us and is correct in all material respects.

This opinion is rendered to you in connection with the Exchange Offer. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein and under the heading "Legal Matters" and to the use of our opinion under the heading "Material Income Tax Considerations - Material United States Federal Income Tax Considerations" in the Registration Statement.

Sincerely,



/s/ Mayer, Brown, Rowe & Maw LLP